UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 25, 2000


                            CENTURY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    0-16234                  52-1489098
(State or other jurisdiction)   (Commission File Number)  (IRS Employer Identi-
      of  incorporation)                                    Identification No.)


         1275 Pennsylvania Avenue, N.W.                            20004
         Washington, D.C.                                        (Zip code)



       Registrant's telephone number, including area code: (202) 496-4100

Item 5.  Other Events.

         On August 25, 2000, Century Bancshares, Inc. (the "Company") completed its previously announced purchase of certain assets and assumption of certain deposits and other liabilities of the branch of Resource Bank located at 1498 North Point Village Center, Reston, Virginia (the "Reston Branch"). As part of the transaction, the Company's wholly-owned subsidiary, Century National Bank (the "Bank"), assumed approximately $52 million in deposits of the Reston Branch from Resource Bank and obligations under the Reston Branch's lease and acquired approximately $3.4 million in mortgage loans from the Reston Branch's portfolio.

         The assumption of the deposits and other liabilities by the Bank was made pursuant to a Purchase and Assumption Agreement by and between the Bank and Resource Bank dated May 22, 2000, as amended by that certain Amendment No. 1 to Purchase and Assumption Agreement by and between Resource Bank and the Bank (the "Reston Agreement"). In consideration of the assumption of the deposits and other liabilities, Resource Bank made a cash transfer to the Bank on the closing date of approximately $43.9 million, representing the total amount of the liabilities assumed, including interest posted or accrued thereon, less an amount equal to the sum on the closing date of (i) the face value of vault cash at the Reston Branch, (ii) $1,000,000 for the leasehold interest and leasehold improvements and certain personal property located at the Reston Branch, (iii) the unpaid principal balance and accrued interest thereon of certain overdraft protection loans and certain other loans, (iv) certain proration items, and (v) an amount, not to exceed $4,000,000, equal to 7.2% of the balance of the deposits assumed as of the closing date, excluding deposits of the Reston Branch and its directors, officers, employees, affiliates, principal shareholders or their families or related interests and certain other types of deposits.

         In connection with the transaction, Resource Bank has agreed, for a period of two years after the closing, that neither it nor any of its subsidiaries, affiliates, successors or assigns will enter into any agreement to acquire, lease, purchase, own, operate or use any building, office or other facility or premises within a three mile radius of the Reston Branch location for the purpose of accepting deposits or cashing checks provided, however, that Resource Bank shall be permitted to operate facilities in Herndon, Virginia at 698 Elden Street, 625 Elden Street and 500 Grove Street. In addition, Resource Bank has agreed that neither it nor its subsidiaries or affiliates (including the directors, officers, employees or principal shareholders), successors or assigns will, for a period of two years after closing, solicit deposits, loans or other business from customers whose deposits are assumed or whose loans are acquired pursuant to the Reston Agreement provided, however, that Resource Bank or any of its subsidiaries, affiliates, successors or assigns shall not be prohibited from engaging in general media advertising by means of publications of general circulation in the Washington, D.C. metropolitan market or broadcast stations serving such market.
         In connection with the transaction, the Bank assumed the lease for the Restom Branch's location at 1498 North Point Village Center, Reston, Virginia. The Reston Branch is located in Fairfax County, Virginia. The Reston Branch premises consist of approximately 2600 square feet, which are under lease through 2013, with the option to renew the lease for two successive terms of 5 years each.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:


Exhibit
Number      Identification of Exhibit

2.1 Purchase and Assumption Agreement by and between Resource Bank and Century National
            Bank dated May 22, 2000

2.2 Amendment No.1 to Purchase and Assumption Agreement by and between Resource Bank and Century National Bank

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CENTURY BANCSHARES, INC.
                                  (Registrant)



                                 By: /s/  Joseph S. Bracewell
                                          -------------------
                                          Joseph S. Bracewell
                                          President and Chief Executive Officer

Dated: September 7, 2000

                                INDEX TO EXHIBITS


Exhibit
Number      Identification of Exhibit

2.1 Purchase and Assumption Agreement by and between Resource Bank and Century National Bank dated May 22, 2000

2.2 Amendment No. 1 to Purchase and Assumption Agreement by and between Resource Bank and Century National Bank

Exhibit 2.1








                        PURCHASE AND ASSUMPTION AGREEMENT



                                 By and between


                                  Resource Bank
                                       and
                              Century National Bank



                                  May 22, 2000

                                Table of Contents


Recitals                                                           1

SECTION 1

Purchase and Assumption                                            1
1.01     Purchase and Sale of Assets                               1
1.02     Assumption of Liabilities                                 2
1.03     Closing Date Adjustments to Assets and Liabilities        3
1.04     Consideration for Purchase and Assumption                 3
1.05     Pro Rata Adjustment and Reimbursement                     4
1.06     Closing                                                   4
1.07     Seller's Actions at Closing                               5
1.08     Purchaser's Actions at Closing                            6
1.09     Certain Pre-Closing Transitional Matters                  6
1.10     Certain Post-Closing Transitional Matters                 7
1.11     Non-solicitation of Business                              9
1.12     Covenant Not to Compete                                   9
1.13     Indemnification                                           9
1.14     Survival of Covenants                                    10

SECTION 2

Representations and Warranties of Seller                          10
2.01     Corporate Organization and Related Matters               10
2.02     Execution of Agreement; Enforceability                   10
2.03     Title to and Condition of Assets                         10
2.04     Actions, Suits and Proceedings                           11
2.05     Agreements with Governmental Authorities                 11
2.06     No Brokers or Agents                                     11
2.07     Taxes                                                    11
2.08     IRA Account Documentation                                11
2.09     Labor Relations                                          12
2.10     Environmental                                            12
2.11     Deposits                                                 13
2.12     Branch Lease                                             14
2.13     Loans                                                    14
2.14     Personal Property                                        15
2.15     FIRPTA                                                   15
2.16     Books and Records                                        16
2.17     Absence of Certain Change and Events                     16
2.18     Closing Date                                             17
2.19     Representations Not Misleading                           17
2.20     Survival of Representations and Warranties               17

SECTION 3

Representations and Warranties of Purchaser                        17
3.01     Corporate Organization and Related Matters                17
3.02     Execution of Agreement; Enforceability                    17
3.03     Actions, Suits and Proceedings                            18
3.04     Agreements with Governmental Authorities                  18
3.05     No Brokers or Agents                                      18
3.06     Closing Date                                              18
3.07     Representations Not Misleading                            18
3.08     Survival of Representations and Warranties                18

SECTION 4

Conduct of Business Pending Closing Date                           18
4.01     Ordinary Course of Business                               18
4.02     Preservation of Business                                  19
4.03     Indebtedness and Collateral Obligations                   19
4.04     Certain Actions                                           19

SECTION 5

Covenants                                                          19
5.01     No Offers or Negotiations                                 19
5.02     Access to Books and Records                               19
5.03     Confidentiality                                           20
5.04     Applications, Consents and Approvals                      20
5.05     Reports to Purchaser                                      21
5.06     Operational and Data Processing Conversion Matters        21
5.07     Further Assurances                                        21
5.08     Allocation of Purchase Price                              21
5.09     Insurance                                                 21

SECTION 6

Conditions to Obligations of Purchaser                             22
6.01     Representations and Warranties True                       22
6.02     Obligations Performed by Seller                           22
6.03     No Adverse Litigation                                     22
6.04     Compliance Certificate                                    22
6.05     Certain Regulatory Approvals                              22
6.06     Capital                                                   22
6.07     Deposits                                                  23
6.08     Lease Agreement                                           23

SECTION 7

Conditions to Obligations of Seller                                23
7.01     Representations and Warranties True                       23

7.02     Obligations Performed by Purchaser                        23
7.03     No Adverse Litigation                                     23
7.04     Compliance Certificate                                    23
7.05     Regulatory and Other Approvals                            24
7.06     Lease Agreement                                           24

SECTION 8

Termination                                                        24
8.01     Methods of Termination                                    24
8.02     Procedure Upon Termination                                25

SECTION 9

Miscellaneous Provisions                                           25
9.01     Entire Agreement                                          25
9.02     Employees                                                 26
9.03     Consents                                                  26
9.04     Waiver                                                    27
9.05     Captions and Headings                                     27
9.06     Governing Law                                             27
9.07     Notices                                                   27
9.08     Assignment                                                27
9.09     Expenses                                                  27
9.10     Terminology                                               28
9.11     Counterparts                                              28

                       PURCHASE AND ASSUMPTION AGREEMENT


         THIS PURCHASE AND ASSUMPTION AGREEMENT ("Agreement"), dated this 22nd day of May, 2000, is by and between Resource Bank, a Virginia state chartered commercial bank ("Seller"), and Century National Bank, a national bank ("Purchaser").

                                    Recitals

         A. Seller is the owner of certain assets and, as an insured institution, has certain deposit and other liabilities at its branch office located at 1498 North Point Village Center, Reston, Virginia (the "Branch").

         B. Seller desires to sell, convey and transfer certain of such assets and liabilities to Purchaser, and Purchaser desires to purchase and acquire such assets from Seller, and to assume from Seller, certain liabilities in connection therewith.

         C. As a result of the transaction contemplated hereby, Purchaser will commence the operation of branch banking facilities at the location of the Branch and Seller will terminate the operation of its branch office and relinquish all rights to any leasehold, real estate and certain personal property interests at such location.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Purchaser and Seller agree as follows:

                                    SECTION 1

                             Purchase and Assumption

         1.01 Purchase and Sale of Assets. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement and subject to adjustment as provided herein, Purchaser shall purchase, acquire and accept, and Seller shall sell, transfer, convey, assign and deliver to Purchaser good and marketable title, free and clear of all liabilities, obligations, liens, claims, charges, security interests and encumbrances of any character (other than liabilities, obligations, liens, claims, charges, security interests and encumbrances permitted hereunder), to the following assets (collectively, the "Assets"):

         (a) All of Seller's right, title and interest in and to the leasehold interest and leasehold improvements relating to the Branch and described in
Exhibit 1.01(a) hereto and incorporated herein by reference (the "Real Estate Interests");

         (b) All of Seller's right, title and interest in and to the personal property at the Branch, including without limitation, all furniture, office equipment, vault, machinery, fixtures and other items (but excluding the Seller's name and/or logo owned by Seller and non-compatible computer equipment), described in Exhibit 1.01(b) hereto and incorporated herein by reference (the "Personal Property");

         (c) All of Seller's right, title and interest in and to the loans set forth on Exhibit 1.01(c) hereto and incorporated herein by reference, together with any and all related liens, mortgages, deeds of trust, instruments, documentation, security, guarantees and other rights and interests related to or pledged with respect to such loans (the "Loans"), including all balances relating to the Loans for which an escrow or other similar account is maintain-ed under the terms of such Loans, subject to adjustment as provided in
Section 1.09(d).

         (d) All of Seller's right, title and interest in and to the overdraft protection loans relating to Deposits as defined below ("Overdraft Protection Loans") described in Exhibit 1.01(d) hereto and incorporated herein by reference;

         (e) All cash on hand at the Branch as of the close of business on the Closing Day (as defined below) including vault cash, petty cash, ATM cash, if any, and tellers' cash ("Vault Cash");

         (f) All right, title and interest of Seller in and to the safe deposit business at the Branch as of the close of business on the Closing Day; and

         (g) All original records and documents related to the Assets transferred or Liabilities assumed (as defined below) by Purchaser including, but not limited to, the deposit accounts maintained by Seller at the Branch.

The Assets shall not include any assets, tangible or intangible, of Seller not specifically identified herein or in the Exhibits hereto.

         1.02 Assumption of Liabilities. At the Closing, upon the terms and subject to the conditions of this Agreement and subject to adjustment as provided herein, Seller shall assign and Purchaser shall assume the liabilities and obligations of Seller to be discharged, performed, satisfied or paid after the Closing Date with respect to the following (collectively, the"Liabilities"):

         (a) The deposit accounts held at the Branch, whether represented by collected or uncollected funds, together with all accrued and unpaid interest thereon as of the close of business on the Closing Date, including the fiduciary obligations of Seller for individual retirement accounts ("IRAs") which are funded by assumed deposit accounts, which deposit accounts are identified by account number, category, balance, interest rate and, if applicable, due date, in Exhibit 1.02(a) hereto and incorporated herein by reference (the "Deposits"); such Deposits exclude deposit accounts that cannot be assumed by Purchaser because of legal impediments and those deposit accounts which are security for or associated with equity lines of credit or deposit overdraft and collateral loans not acquired by Purchaser;

         (b) The real estate lease pertaining to the Branch, described in
Exhibit 1.02(b) hereto and incorporated herein by reference (the "Lease");

         (c) The unfunded commitments or lines of credit relating to the Overdraft Protection Loans; and

         (d) The safe deposit business at the Branch.

The Liabilities shall not include any liabilities of Seller of any kind or description not specifically identified herein or in the Exhibits hereto.

         1.03 Closing Date Adjustments to Assets and Liabilities. At and as of the Closing Date, Seller shall update all Exhibits provided for in Sections 1.01 and 1.02 (including in Exhibit 1.02(a) the names and addresses of customers for accounts included in the Deposits) and shall deliver such updated Exhibits to Purchaser.

         1.04 Consideration for Purchase and Assumption. In consideration for the sale of the Assets by Seller and the assumption by Purchaser of the Liabilities, Seller shall make available and transfer to Purchaser, in the manner specified in Section 1.06 hereof, funds equal to the sum of the aggregate balance of all of the Deposits (as set forth on the balance sheet of Seller at the close of business on Closing Date prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods) including interest posted or accrued to such accounts as of the close of business on the Closing Date, less an amount equal to the sum of:

         (a)     The face value of the Vault Cash;
         (b) The sum of $1,000,000 for the Real Estate Interests and the Personal Property;
         (c) The unpaid principal balance and accrued interest thereon of the Overdraft Protection Loans and the Loans determined as of the close of business of the Branch on the Closing Date;
         (d) The Purchaser's share of the pro rata adjustment of items required pursuant to Section 1.05; and
         (e) An amount equal to 7.2% of the Deposits on the Closing Date, provided that such amount shall not exceed $4,000,000 ("Premium").

         In the event that the sum of items (a) through (e) above should be in excess of the aggregate amount to be transferred by Seller pursuant to the first paragraph of this Section 1.04, the full amount of such excess shall constitute an amount due from Purchaser to Seller and shall be paid to Seller at the Closing in the manner specified in Section 1.06 hereof.

         In calculating the amount of the Premium in Section 1.04(e) of the Agreement, the following amounts shall be excluded from the Deposits: (i) the balance of certificates of deposit, if any, required to reduce the amount of total Deposits to comply with Section 6.07(a) and/or the certificate of deposit percentage to comply with Section 6.07(b), and (ii) the balance of accounts held by Seller or any of its directors, officers, employees, affiliates, principal shareholders or their families or related interests. With respect to the foregoing accounts, Seller shall be exempt from the provisions of Section 2.17(f) of the Agreement and therefore be permitted (but not required) to transfer such accounts to another one of Seller's branches prior to Closing.
Any such transfer shall not be deemed (a) to effect a material adverse change pursuant to Section 2.17(a); (b) to be a change in any method of management or operation of the Branch pursuant to Section 2.17(d); or to be a transaction other than in the ordinary course of business pursuant to Sections 2.17(h) or
4.01. Exhibit 1.02(a) to this Agreement contains a separate listing of the accounts described in (ii) above as of the date of this Agreement, which list shall be updated as provided by this Agreement.

         1.05 Pro Rata Adjustment and Reimbursement. Unless otherwise provided herein, it is the intention of the parties that Seller will operate the Branch for its own account until the close of business on Closing Date and that Purchaser shall operate the Branch, hold the Assets and assume the Liabilities for its own account after the close of business on the Closing Date. Thus, except as otherwise specifically provided herein, items of proration and other adjustments shall be prorated as of close of business of the Branch on the Closing Date and settled between Seller and Purchaser on the Closing Date whether or not such adjustment would normally be made as of such time. Items of proration and adjustment will be handled at Closing as an adjustment to the amount of funds to be delivered by Seller to Purchaser, or Purchaser to Seller, as appropriate, unless otherwise agreed.

         For purposes of this Agreement, items of proration and other adjustments shall consist of: (i) rental payments under the Lease; (ii) sales and use taxes and personal and real property taxes and assessments; (iii) FDIC deposit insurance assessments; (iv) safe deposit rental payments; and (v) other prepaid expenses and items and accrued and unpaid liabilities, if any, as of the close of business on the Closing Date.

         1.06 Closing.

         (a) The consummation and closing ("Closing") of the transactions contemplated by this Agreement shall take place as of the close of business of the Branch on the Friday next following the receipt of all necessary regulatory, corporate and other approvals, the expiration of any mandatory waiting periods and the satisfaction or waiver of all other conditions set forth in Sections 6 and 7, or on such other date as shall be mutually agreed to by the parties hereto. The date on which the Closing takes place is referred to herein as the "Closing Date". The Closing shall take place at Resource Bank, 500 Grove St., Suite 300, Herndon, Virginia 20170, as of the close of business of the Branch, on the Closing Date, or at such other place and time as shall be mutually agreed to by the parties hereto. Notwithstanding the foregoing, it is the intention of the parties as of the date hereof that the Closing become effective on the Closing Date by means of an exchange of documents without the physical meeting of the parties as set forth above.

         (b) Subject to the adjustment procedures set forth in this Section 1.06, the transfer of the funds, if any, due to Purchaser or to Seller, as the case may be, as set forth pursuant to the terms of Section 1.04 hereof, shall be made on the Closing Date in immediately available United States Federal Funds. At least two business days prior to the Closing, Seller and Purchaser shall provide written notice to one another indicating the account and bank to which such funds shall be wire transferred. In order to facilitate the Closing, the parties agree: (i) that the amount of funds transferred on the Closing Date, pursuant to Section 1.04 hereof, shall be computed based upon (a) the aggregate book value of the Assets and the Liabilities as of the close of business on the day immediately preceding the Closing Date and (b) the estimated amount of the Premium; and (ii) that within ten (10) business days after the Closing, the parties shall make appropriate post-closing adjustments, consistent with the provisions of Section 1.04 hereof, based upon actual Deposits, Loans, Overdraft Protection Loans and cash transactions which took place on the Closing Date or which took place prior to the Closing Date but which were not reflected as of the close of business on the day immediately preceding the Closing Date. Such adjustment amount shall bear interest computed from the Closing Date to the settlement date based on the rate prevailing on the settlement date for Federal Funds sold to First Union National Bank.

         (c) The payments to be made pursuant to Section 1.04 shall be as set forth and calculated in accordance with the settlement statement prepared in connection with the Closing, substantially in the form attached hereto as
Exhibit 1.06(c).

         1.07 Seller's Actions at Closing. On the Closing Date, the Seller shall:

         (a) deliver to Purchaser such of the Assets as are capable of physical delivery, including, without limitation, all records, documents and files of Seller relating to the Assets and Liabilities and keys and combinations to the Branch premises, except as otherwise provided elsewhere in this Agreement;

         (b) execute, acknowledge and deliver to Purchaser all such endorsements, assignments, bills of sale and other instruments of conveyance, assignment and transfer as shall reasonably be necessary or advisable to consummate the sale, assignment and transfer of the Assets to Purchaser as provided herein; provided that all of the documents and instruments to be delivered by Seller hereunder shall be in form and substance reasonably satisfactory to counsel for Purchaser;

         (c) assign, transfer and deliver to Purchaser each of the following records pertaining to the Deposits on the Closing Date: signature cards, orders and contracts between Seller and depositors and records of similar character; canceled checks and/or negotiable orders of withdrawal, if any; and all other miscellaneous records, statements and materials maintained by Seller at the Branch relative to any deposit, provided, however, with respect to the records, statements, other data and materials not maintained at the Branch, Seller shall provide Purchaser with reasonable access to such records as provided in this Agreement;

         (d) assign, transfer and deliver to Purchaser all records in possession of Seller pertaining to the Deposits necessary for Purchaser to comply with all of the requirements of federal and state law and regulations;

         (e) transfer and deliver the contents of the safe deposit boxes maintained at the Branch as the same exist as of the close of business on the Closing Date, along with keys, documents and other records pertaining thereto and to the unrented boxes;

         (f) make available and transfer to Purchaser on the Closing Date any funds required to be paid to Purchaser pursuant to the terms of this Agreement; and

         (g) execute, acknowledge and deliver to Purchaser all certificates and other documents required to be delivered to Purchaser by Seller at the Closing pursuant to the terms of this Agreement.

         Seller agrees that it will preserve and safely keep, for so long as may be required under applicable law, all of the files and records not transferred to Purchaser which relate to the Assets and Liabilities, for the mutual benefit of itself and Purchaser, and that it will, upon the request of Purchaser and in a timely manner, consult and review such files and records and provide Purchaser with such information relating to pre-Closing transactions and activity relating to the Assets and Liabilities as Purchaser may reasonably require. For purposes of this Section 1.07, where possible, physical delivery may be accomplished by the transfer of control over the Branch from Seller to Purchaser at the Closing.

         1.08 Purchaser's Actions at Closing. On the Closing Date, the Purchaser shall:

         (a) pay to Seller any funds required to be paid to Seller pursuant to the terms of this Agreement; and

         (b) execute, acknowledge and deliver to Seller all certificates and other documents required to be delivered to Seller by Purchaser at the Closing pursuant to the terms of this Agreement.

         1.09 Certain Pre-Closing Transitional Matters.

         (a) Seller shall provide such records and other information as shall be necessary to enable Purchaser to send, subsequent to the receipt of all required regulatory approvals and approximately 10 days prior to the Closing Date, at Purchaser's cost and expense, to each depositor or other holder of a Liability, a letter prepared by Purchaser and reasonably acceptable to Seller, notifying each such depositor or holder of the prospective assignment of the Liability pursuant to this Agreement and providing information about Purchaser and its banking services. Seller shall cooperate with Purchaser to enable Purchaser, at Purchaser's expense, prior to the Closing, to reissue checks and other similar documents and instruments to depositors whose Liabilities are to be assumed by Purchaser hereunder.

         (b) Prior to the Closing Date, Purchaser shall designate a successor trustee or custodian, which may be Purchaser, as to any IRA constituting a Liability and for which Seller acts as trustee or custodian. Seller will transfer the trusteeship or custodianship of all such IRAs to such successor trustee or custodian on the Closing Date. Seller shall be responsible for all federal, state and local income tax reporting for such accounts for the period ending on the Closing Date, and the successor trustee or custodian shall be responsible for such reporting thereafter.

         (c) In order to assist Purchaser with the conversion of Seller's data concerning Branch operations to Purchaser's systems, Seller shall, at its cost and expense, within 10 days of the date of this Agreement, provide to Purchaser a master file original and record file layout tape or tapes concerning the Deposits and Loans and a master file print and all product specifications to include all detail account coding in hard copy. The foregoing shall include information on Deposits, Loans, safe deposit boxes and ATM cards. Such tape(s) and other information shall be as of a recent date mutually agreeable to Purchaser and Seller and shall be updated by Seller and delivered to Purchaser at and as of the Closing Date.

         1.10 Certain Post-Closing Transitional Matters.

         (a) Seller and Purchaser agree that each party shall be solely responsible for providing to the Internal Revenue Service and to each depositor, other holder of a Liability or customer, to the extent required by law, Forms 1098, 1099 INT, 1099R and 5498 and other applicable reporting forms with respect to each of the Liabilities and Assets for the period during which Seller or Purchaser, as applicable, administers such Liabilities and Assets during 2000.

         (b) Within ten (10) business days following the Closing Date, Seller shall prepare and mail closing statements for each Deposit for which there has been any activity between the last statement prior to Closing and the close of business on the Closing Date, for the period from the date of the last statement to and including the Closing Date, and provide Purchaser with a copy.

         (c) Purchaser agrees to pay in accordance with law and customary banking practices all properly drawn and presented checks, drafts and withdrawal orders presented to Purchaser by mail, over the counter or through the check clearing system of the banking industry, by depositors relating to the Deposits, whether drawn on checks, withdrawal or draft forms provided by Purchaser or Seller, and in all other respects to discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the depositors with respect to whom Purchaser has assumed the Deposits. Purchaser's obligation hereunder to honor checks, drafts and withdrawal orders on forms provided by Seller and carrying its imprint shall not apply to any such check, draft or withdrawal order presented to Purchaser more than 120 days following the Closing Date.

         (d) Holds that have been placed on particular Liabilities by Seller or on individual checks, draws or other instruments shall be continued by Purchaser under the same terms. Seller shall deliver to Purchaser a list or tape of any such holds at the Closing.

         (e) Seller will promptly and fully recompense Purchaser for:

                  (i) items returned to Purchaser or Seller on account of fraud, negligence, errors or improper banking practices or procedures, which are drawn on or chargeable to Deposits assumed by Purchaser hereunder and for which the transaction date on the item was on or prior to the Closing Date; and

                  (ii) items returned to Purchaser or Seller for "uncollected funds" which are drawn on or chargeable to Deposits assumed by Purchaser hereunder, for which the transaction date of such returned item is on or prior to the Closing Date, but only to the extent that Seller has paid or honored items withdrawn on "uncollected funds" on or prior to the Closing Date.

Notwithstanding the foregoing, Seller shall not be charged for any item unless Purchaser has sustained a loss with respect to such item, after normal collection efforts (normal collection efforts, however, shall not require Purchaser to institute a lawsuit or any other legal action). At time of payment by Seller to Purchaser pursuant to this Section 1.10(e), Purchaser shall assign to Seller any rights Purchaser may have to prosecute a claim against a third party relating to the items.

         (f) Purchaser and Seller will instruct the office of the Federal Reserve Bank ("FRB") in Baltimore, Maryland to deliver all processed and paid checks or draws drawn on assumed Deposits to Purchaser immediately following the Closing Date. For a period of 120 days following the Closing Date, Seller agrees to act as Purchaser's limited correspondent with respect to the FRB cash letter to process and pay checks or draws drawn on assumed Deposits which are delivered to Seller, on forms provided by Seller, on any such Deposits assumed by Purchaser hereunder. Seller agrees in this regard that it shall:

               (i) Maintain a mechanism to receive such items on a daily basis; and

               (ii) Shall prepare for shipping all physical items received by it in its FRB cash letter or otherwise received by it by 9 a.m. of any business day, for pickup by Purchaser by 1:00 p.m. on the same business day, or otherwise delivered to Purchaser by such means as agreed to by the parties. Purchaser and Seller agree that any courier or telephone costs associated with paragraph (ii) shall be borne by Purchaser. Seller further agrees that it shall notify Purchaser of any information received regarding the settlement and clearance of any foreign checks, savings bonds, or coupons deposited with it on or prior to the Closing Date.

         (g) From and after the Closing Date, Seller shall continue to accept and immediately forward to Purchaser all automated clearinghouse ("ACH") entries and corresponding funds for a period of 120 days. Seller also agrees to include the originator identification number and tracer number.

         (h) Seller agrees to notify Purchaser of the return to it of any items with respect to assumed Deposits deposited in or cashed at any of the Seller's offices on or prior to the Closing Date and shall expeditiously forward any such items to Purchaser.

         (i) During the processing period set out in Section 1.10(f) hereof, Purchaser agrees to honor and pay all properly payable drafts, checks or negotiable orders of withdrawal delivered to it by Seller pursuant to Section 1.10(f) hereof.

         (j) In settlement of transactions described in Sections 1.10(e), (f),
(g) and (h) Purchaser and Seller agree that Seller shall provide Purchaser by facsimile with a daily net settlement figure together with a detailed trans-action listing for all such transactions then pending by 1:00 p.m. Virginia time of each business day; the parties agree that the party obligated to remit any funds thereunder shall do so by wire transfer before 3:00 p.m. Virginia time of such day. Any such settlement shall be provisional pending receipt by the respective parties of the physical items relating to such settlement; the parties shall adjust the next daily settlement to reflect any adjustments resulting from its receipt of the physical items.

         (k) In case of any dispute with or inquiry by an account holder whose Deposit is assumed under this Agreement, which dispute or inquiry relates to the servicing of such Deposit by Seller prior to the date for which a Deposit history has been provided to Purchaser, Seller will provide Purchaser with the appropriate information regarding the Deposit and copies of pertinent documents or instruments to the extent available with respect to such dispute or inquiry so as to permit Purchaser to respond to the account holder within a period of time and in a manner which would comply with standard banking practices and customs.

         (l) As soon as practicable following the Closing Date, Purchaser will substitute its name and logo for the name and logo of the Seller on all signs located at the Branch and shall be entitled to remove all signs which carry the name and logo of the Seller which Seller has not removed. If Purchaser removes any of such signs of Seller, such signs will be returned to Seller.

         1.11 Non-Solicitation of Business. In consideration of the purchase of Assets and assumption of Liabilities by Purchaser, neither Seller nor its subsidiaries, affiliates (including the directors, officers, employees or principal shareholders), successors or assigns will, for a period of two years after the Closing Date, solicit, on behalf of itself or others, deposits, loans or other business from customers whose Deposits are assumed or Loans or Over-draft Protection Loans acquired by Purchaser hereunder; provided, however, that nothing contained in this Section 1.11 shall prohibit Seller or any of its subsidiaries, affiliates, successors or assigns from engaging in general media advertising by means of publications of general circulation in the Washington, D.C. Metropolitan market or broadcast stations serving such market.

         1.12 Covenant Not to Compete. From and after the Closing, and for a period of two years following the Closing Date, Seller and its subsidiaries, affiliates, successors or assigns shall not, and shall not enter into any agreement to, acquire, lease, purchase, own, operate or use any building, office or other facility or premises located in Reston, Virginia, and/or within a three mile radius of the Branch location for the purpose of accepting deposits or cashing checks provided, however, that Seller shall be permitted to operate facilities in Herndon, Virginia at 698 Elden Street (existing branch), 625 Elden Street (planned branch relocation site) and 500 Grove Street (administrative offices).

         1.13 Indemnification.

         (a) Seller agrees to and does hereby indemnify, defend and hold Purchaser harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings commenced prior to, or on or after, the Closing Date which relate to the operations at the Branch on or prior to the Closing Date, or which arise out of any wrongful act, omission or negligence of Seller relating to the operations of the Branch, the Assets or Liabilities on or prior to the Closing Date; or (ii) arising out of any breach by Seller of its representations, warranties, covenants or agreements contained herein or in any instrument, document or certificate delivered to Purchaser pursuant hereto.

         (b) Purchaser agrees to and does hereby indemnify, defend and hold Seller harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) (i) arising out of any actions, suits or other proceedings which relate to the operations at the Branch subsequent to the Closing Date, or which arise out of any wrongful act, omission or negligence of Purchaser relating to the operations of the Branch, the Assets or Liabilities subsequent to the Closing Date; or (ii) arising out of any breach by Purchaser of its representations, warranties, covenants or agreements contained herein or in any instrument, document or certificate delivered to Seller pursuant hereto.

         1.14 Survival of Covenants. The obligations and covenants of the parties under this Section shall survive the Closing.

                                   SECTION 2

                    Representations and Warranties of Seller

       Except as specified in the Schedule of Exceptions accompanying this Agreement, Seller represents and warrants to Purchaser as follows:

         2.01 Corporate Organization and Related Matters. Seller is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to transact business in the Commonwealth of Virginia and to engage in the banking business and all other businesses in which it engages and to own the Assets and hold the Deposits. Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate, conflict with or constitute a breach of any provision of the charter of Seller or its Bylaws or (subject to any consent required to be obtained pursuant to this Agreement) any agreement or instrument to which it is a party or by which its assets are bound, or any law, rule or regulation or any order or decree applicable by its terms specifically to Seller or its assets.

         2.02 Execution of Agreement; Enforceability. The execution and delivery of this Agreement and each of the documents and instruments contemplated hereby, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes, and such documents and instruments will constitute, legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and similar laws relating to the rights and remedies of creditors, as well as to general principles of equity.

         2.03 Title to and Condition of Assets. Seller is the owner of the Assets and has good and marketable title thereto, free and clear of any mortgage, pledge, lien, security interest, conditional sales agreement, encumbrance or charge of any kind or description, other than liens for current taxes not yet due and payable and such encumbrances and imperfections in title, if any, which are not substantial in character or amount or which otherwise do not materially impair the use and enjoyment of such Assets. No notice of any violation of zoning laws, building or fire codes or other statutes, ordinances or regulations relating to the use or operation of the Real Estate Interests has been received by Seller and Seller has not undertaken any construction or improvements on the Real Estate Interests which could result in the imposition of any mechanics, materialmen or other similar liens on the Real Estate Interests. There are no condemnation proceedings pending or, to the knowledge of Seller, threatened against the Real Estate Interests or any part thereof. Neither the Real Estate Interests nor any other real estate owned or leased to be conveyed or transferred to Purchaser hereunder, nor any real estate which is pledged or stands as collateral security for any of the Loans is the subject of any action, suit or proceeding pending or, to the knowledge of Seller, threatened, under environmental, hazardous waste disposal or other similar federal or state laws, rules or regulations, and none of the Real Estate Interests or other real estate owned or leased which is to be conveyed or leased to Purchaser hereunder or which is pledged or stands as collateral security for any of the Loans has been used in any manner which would violate any such laws, rules or regulations.

         2.04 Actions, Suits and Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against or affecting Seller or the Assets or Liabilities, and no basis therefor, which, if decided adversely to Seller would have a material adverse effect on the Assets or Liabilities or which would have the effect of enjoining or impairing the ability of Seller effectively to consummate the transactions contemplated by this Agreement.

         2.05 Agreements with Governmental Authorities. Other than as previously disclosed in writing to Purchaser in the Schedule of Exceptions, Seller is not a party to any agreement, understanding, consent decree or other arrangement with any federal or state regulatory or other agency charged with supervising any portion of the banking industry. Seller has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transaction contemplated by this Agreement.

         2.06 No Brokers or Agents. Seller has not retained or otherwise engaged any broker, finder or other person or agent or agreed to pay any fee or commission to any agent, broker or other person for or on account of this Agreement or the transactions contemplated hereby.

         2.07 Taxes. With respect to all interest bearing accounts assigned to Purchaser, the records of Seller transferred to Purchaser contain or will contain all information and documents (including without limitation properly completed Forms W-9) necessary to comply with all information reporting and tax withholding requirements under federal and state laws, rules and regulations, and such records identify with specificity all accounts subject to backup with-holding under the Internal Revenue Code.

         All federal, state and local payroll, withholding, property, sales, use and transfer taxes, if any, which are due and payable by Seller relating to the operation of the Branch on or prior to the Closing Date shall be paid in full as of the Closing Date or Seller shall have made appropriate provision for such payment in accordance with ordinary business practices. Any claims for refunds of taxes which have been paid by Seller shall remain the property of Seller.

         2.08 IRA Account Documentation. The form of Individual Retirement Custodial Account Agreement for IRAs, and the related Individual Retirement Account Disclosure Statement attached hereto as Exhibit 2.08, constitute the form of the documents establishing the trustee or custodial arrangement in connection with all IRAs maintained at the Branch.

         2.09 Labor Relations. No employee at the Branch is represented, for purposes of collective bargaining, by a labor organization of any type. Seller is unaware of any efforts during the past three years to unionize or organize any employees at the Branch and no claim related to employees at the Branch under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights of Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, Americans with Disabilities Act, Family Medical Leave Act, or any other federal, state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of Seller's knowledge, threatened against or with respect to Seller.

         2.10 Environmental. (i) The Branch is in material compliance with all applicable Environmental Laws (as defined in this Section) and has obtained and is in compliance with all permits, licenses and other authorizations (individually a "Permit", and collectively "Permits") required under any Environmental Law. To the knowledge of Seller, there is no past or present event, condition or circumstance relating to compliance with Environmental Laws that could (1) materially interfere with the conduct of the business of the Branch in the manner now conducted, (2) constitute a violation of any Environ-mental Law or (3) which could have a material adverse effect upon the Branch, the Assets (as hereinafter defined for purposes of this Section 2.10) or the Liabilities; (ii) Seller does not currently lease, operate, own or exercise managerial functions at, nor has it formerly leased, operated, owned or exer-cised managerial functions at, any facility or real property in connection with its operation of the Branch that is subject to any actual, or to the knowledge of Seller, threatened proceeding under any Environmental Law; (iii) there are no proceedings pending or, to the knowledge of Seller, threatened against Seller with respect to the Branch or the Assets under any Environmental Law or relating to the release, threatened release, management, treatment, storage or disposal of, or exposure to Hazardous Substances, and Seller has not received any notice (whether from any regulatory body or private person) of any claim under or violation of, or potential or threatened violation of, any Environmental Law;
(iv) there are no actions or proceedings pending or, to the knowledge of Seller, threatened under any Environmental Law involving the release or threat of release of any Hazardous Substances (as defined in this Section) at or on any property constituting the Branch or the Assets; (v) there is no Controlled Property for which Seller is or was required to obtain or have any Permit under an Environmental Law to construct, demolish, renovate, occupy, operate or use such Controlled Property or any portion of it; (vi) Seller has not generated any Hazardous Substances at the Branch for which it was required under an Environ-mental Law to execute any waste disposal manifest or receipt, nor has Seller disposed, treated or arranged for the disposal of any Hazardous Substances;
(vii) there has been no release of Hazardous Substances in, under or on any Controlled Property, or to the knowledge of Seller on any Collateral Property, in violation of any Environmental Laws or which would require remediation or any report or notification to any governmental or regulatory authority; (viii) there are no underground or above ground storage tanks on or under any Controlled Property, or to the knowledge of Seller on any Collateral Property, which are not in compliance with Environmental Laws, including but not limited to any requirements to upgrade, replace or close tanks that do not meet EPA's technical standards for protection against spills, overfills and corrosion, and any

Controlled Property, or to the knowledge of Seller on any Collateral Property, previously containing such tanks has been remediated in compliance with all Environmental Laws; (ix) there is no asbestos containing material or poly-chlorinated biphenyls on any Controlled Property (as defined below) or, to the knowledge of Seller, any Collateral Property (as defined below); and (x) Seller is in material compliance with the directives of any governmental authority with jurisdiction over Seller, that directs financial institutions to implement programs to reduce the potential for financial institutions to incur liability under, or to assess the compliance of borrowers or Collateral Property with, Environmental Laws.

         For purposes of this Section 2.10, Property means (1) the premises associated with the Branch and any property (whether real or personal) forming part of the Assets other than any property held as security for a loan, which is expressly excluded from the definition of Assets for purposes of this Section
2.10 ("Controlled Property") and (2) property now held as security for a Loan or currently proposed as security for a Loan ("Collateral Property").


         "Hazardous Substances" means any pollutant, contaminant, petroleum or petroleum product, dangerous or toxic substance, hazardous or extremely hazardous substance or chemical, solid or hazardous waste, special, liquid, industrial or other waste, hazardous material, or other material, substance or agent (whether in solid, liquid or gaseous form) that is regulated as of the date hereof in connection with the protection of the Environment or that is alleged by third parties or found to pose a threat to the safety or health of humans.

         "Environmental Laws" shall mean any federal, state, or local law (including common law), rule, regulation, order, ordinance, writ, judgment, injunction, decree, or determination having the force of law (including, without limitation, the Clean Air Act, the Toxic Substance Control Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, and the Resource Conservation and Recovery Act, all as amended, or their state counterparts or analogues) as of the date hereof relating to (i) pollution, contamination or destruction of, or loss of or injury to, or any adverse effect upon, the air, drinking water supply, surface water, ground water, land or other natural resource (collectively, the "Environment"); (ii) the protection, cleanup or restoration of, or removal, remediation or mitigation of conditions affecting, the Environment; (iii) the release, discharge, emission, generation, handling, transportation, use, processing, treatment, storage, disposal or other management of, or exposure to, any Hazardous Substance; (iv) the regulation of the manufacture, processing, distribution or use of chemical substances for commercial purposes; (v) noise, electromagnetic forces, non-ionizing radiation or radioactive materials, by-products or waste; (vi) the protection of the safety or health of humans, including, but not limited to, exposure to Hazardous Substances.

           2.11 Deposits. Attached hereto as Exhibit 1.02(a) is a true and accurate schedule of all Deposits (including IRAs), and related information, which are domiciled at the Branch, prepared as of a date within 10 days prior to the date of this Agreement (which Exhibit shall be updated at and as of the Closing Date and, as updated, shall be true and accurate as of such date). The Deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") Bank Insurance Fund to applicable legal limits. The Deposits were solicited and currently exist in material compliance with all applicable requirements of federal, state and local laws and regulations promulgated thereunder (for purposes of this clause, a Deposit would not be in material compliance if the noncompliance subjects the depository institution to any penalty or liability).

           2.12  Branch Lease.

           (a) The Lease is valid, binding and enforceable in accordance with its terms subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, laws governing fraudulent conveyance or equitable subordination principles and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. Neither Seller nor, to Seller's knowledge, the lessor under the Lease is in default under, and no event has occurred which, with notice of the lapse of time or both would constitute a default under the Lease. Seller has not previously been given notice of any event of default, or event or condition which, with the giving of notice or the lapse of time, or both, would constitute a default under the Lease. Seller has delivered a true and correct copy of the Lease to Purchaser. The Lease is the only agreement between the Seller and the landlord thereunder relating to the Real Estate Interest. The Lease represents the entire agreement between the landlord thereunder and the Seller with respect to the Branch. All payments of rent or other monies required to be paid by Seller pursuant to the Lease have been paid. The terms of the Lease permit Seller to use the premises subject to the Lease as an office of a bank.

           (b) Seller is not entitled to, and has made no agreements with the landlord under the Lease, or landlord's agents, employees or representatives, concerning free rent, partial rent, rebates of rent payments, credit, offset or reduction of rent, or other type of rental concession including, without limitation, Lease support payments or Lease buyouts, except as previously dis-closed to Purchaser in writing.

           2.13 Loans. Attached hereto as Exhibits 1.01(c) and 1.01(d) are true and accurate schedules of all Loans and Overdraft Protection Loans, respect-ively, including accrued and unpaid interest thereon, computed as of a date within 10 days prior to the date of this Agreement (which exhibits shall be up-dated at and as of the Closing Date and, as updated, shall be true and accurate as of such date).

           (a) Each Loan and Overdraft Protection Loan included in the Assets was made or acquired by Seller in the ordinary course of business at the time such Loan or Overdraft Protection Loan was made or acquired.

           (b) None of the Loans or Overdraft Protection Loans included in the Assets is presently serviced by third parties, and there are no obligations, agreements or understandings whatsoever that could result in any such Loan or Overdraft Protection Loan becoming subject to any such third party servicing.

           (c) There are no misrepresentations of material facts made by officers or employees of Seller in the credit files relating to the Loans and Overdraft Protection Loans, provided that the term "facts" shall not include judgments or opinions of such officers or employees which were in good faith or information which is reflective of information supplied by the borrower.

           (d) With respect to each Loan and each Overdraft Protection Loan originated by Seller and being transferred to Purchaser and to the knowledge of Seller with respect to each loan purchased by Seller and being transferred to
Purchaser:

           (i) Such Loan or Overdraft Protection Loan was solicited, originated and currently exists in material compliance with all applicable requirements of federal, state and local laws and regulations promulgated thereunder (for purposes of this clause (i), a Loan or Overdraft Protection Loan would not be in material compliance if the noncompliance adversely affects the value or collect-ibility of the Loan or Overdraft Protection Loan or subjects the lender to any penalty or liability);

           (ii) Each note, agreement or other instrument evidencing a Loan or Overdraft Protection Loan and any related security agreement or instrument (including, without limitation, any guaranty or similar instrument) constitutes a valid, legal and binding obligation of the obligor thereunder, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, in-solvency, reorganization, moratorium, laws governing fraudulent conveyance or equitable subordination principles and other laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and all actions necessary to perfect any related security interest have been duly taken;

           (iii)There has been no material modification to or material waiver of the terms of the applicable loan documents except as evidenced in documents executed by the parties and included in such loan documents; and

           (iv) To Seller's knowledge (as defined in Section 9.10 hereof), there is no valid claim or valid defense to the enforcement of such Loans and Overdraft Protection Loans, and Seller has not taken or failed to take any action that would entitle any obligor or other party to assert successfully any claim against Seller or Purchaser (including without limitation any right not to repay any such obligation or any part thereof).

           2.14 Personal Property. Exhibit 1.01(b) is a true and accurate schedule of the categories of Personal Property owned by Seller at the Branch, as of May 5, 2000, and describing any security interest therein or lien thereon. Seller represents that the Personal Property is in good condition and repair, ordinary wear and tear excepted.

           2.15 FIRPTA. Seller is not a foreign person within the meaning of the Internal Revenue Code Section 1445.

           2.16 Books and Records. The books and records of Seller relating to the Branch, the Liabilities and the Assets are complete and correct in all material respects and have been maintained in accordance with good business practice. Such records have been prepared, to the extent applicable, in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The records fairly present the financial position of the Branch as of the date thereof, and the results of operations for the Branch for the periods referred to therein. Seller does not have any liabilities (absolute or contingent) which are material to the Branch, the Assets or the Liabilities that are not reflected or provided for in the records.

           2.17 Absence of Certain Changes and Events. Since May 5, 2000, Seller has not:

           (a) suffered any material adverse change with respect to the Assets or the Liabilities;

           (b) except in the ordinary course of business and consistent with prudent banking practices, (A) sold, transferred, leased, pledged, mortgaged, or otherwise encumbered or (except for this Agreement) agreed to sell, transfer, lease, pledge, mortgage or otherwise encumber, any of the Assets or rights with respect thereto, or (B) canceled, waived, compromised or agreed to cancel, waive or compromise any debts, claims or rights with respect to the Assets or the Liabilities;

           (c) made or permitted any amendment, termination or lapse of any contract, lease, agreement, license or permit, if such amendment, termination or lapse (individually or in the aggregate) would reasonably be expected to have a material adverse effect on the Assets or the Liabilities;

           (d) made any change in any method of management or operation of the Branch not in the ordinary course of business or any accounting change;

           (e) granted any general increase in the compensation of its officers or employees of the Branch (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), except for normal periodic increases made pursuant to established compensation policies of Seller applied on a basis consistent with that of the prior year, other than increases and payments necessary, in Seller's reasonable discretion, to maintain and preserve the operation of the Branch, all of which increases that relate to employees with respect to the Branch shall be promptly disclosed in writing to Purchaser by Seller;

           (f) caused the Branch to transfer to Seller's other operations any deposits other than deposits securing loans made by Seller which are not Loans, except in the ordinary course of business at the unsolicited request of deposit-ors, or caused any of Seller's other operations to transfer to the Branch any deposits, except in the ordinary course of business at the unsolicited request of depositors;

           (g) made any change to its customary policies for setting rates on deposits offered at the Branch, including any increase in interest rates paid unless (and only to the extent that) there has been a general increase in market interest rates as reflected by an increase in the market yield of U.S. Treasury securities of comparable maturity; or

           (h) entered into any other transaction or conducted its affairs, in either case related to the Assets or the Liabilities, other than in the ordinary course of business and consistent with prudent banking practices except as contemplated by this Agreement.

           2.18 Closing Date. Each representation, warranty, covenant and agreement of Seller set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Closing Date.

           2.19 Representations Not Misleading. No representation or warranty by the Seller contained in this Agreement, nor in any statement, exhibit or schedule furnished to the Purchaser by the Seller under and pursuant to, or in anticipation of or in connection with, this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

           2.20 Survival of Representations and Warranties. The representations and warranties of Seller hereunder shall survive the Closing for a period of two years.

                                    SECTION 3

                  Representations and Warranties of Purchaser

         Purchaser hereby represents and warrants to Seller as follows:

           3.01 Corporate Organization and Related Matters. Purchaser is a nationally chartered commercial bank duly organized, validly existing and in good standing under the laws of the United States, with the corporate power and authority to exercise commercial banking powers and to engage in all other businesses in which it engages and to acquire the Assets and assume the Liabil-ities subject to regulatory approval. Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the trans-actions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violate, conflict with or constitute a breach of any provision of the articles of association or bylaws of Purchaser or any agreement or instrument to which it is a party or by which its assets are bound, or (subject to any consent required to be obtained hereunder) any law, rule or regulation or any order or decree applicable by its terms specifically to Purchaser or its assets.

           3.02 Execution of Agreement; Enforceability. The execution and delivery of this Agreement and each of the documents and instruments contemplated hereby, and the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes, and such documents and instruments will constitute, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws relating to the rights and remedies of creditors, as well as to general principles of equity.

           3.03 Actions, Suits and Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, and to the knowledge of Purchaser, no basis therefor, which if decided adversely to Purchaser would have a material adverse effect on the ability or authority of Purchaser to consummate the transactions contemplated by this Agreement.

           3.04 Agreements with Governmental Authorities. Purchaser is not a party to any agreement, understanding, consent decree or other arrangement with any federal or state regulatory or other agency charged with supervising any portion of the banking industry which would prohibit, or otherwise have a material adverse effect on Purchaser's authority or ability to consummate, the transactions contemplated by this Agreement. Purchaser has not received notice from any federal or state governmental agency indicating that it would oppose or not grant or issue its consent or approval, if required, with respect to the transaction contemplated by this Agreement.

           3.05 No Brokers or Agents. Purchaser has not retained or otherwise engaged any broker, finder or other person or agent or agreed to pay any fee or commission to any agent, broker or other person for or on account of this Agreement or the transactions contemplated hereby, other than Scott & String-fellow, Inc., which will receive a fee paid by Purchaser at Closing.

           3.06 Closing Date. Each representation, warranty, covenant and agreement of Purchaser set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Closing Date.

           3.07 Representations Not Misleading. No representation or warranty by the Purchaser contained in this Agreement, nor in any statement, exhibit or schedule furnished to the Seller by the Purchaser under and pursuant to, or in anticipation of or in connection with, this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading.

           3.08 Survival of Representations and Warranties. The representations and warranties of Purchaser hereunder shall survive the Closing for a period of two years.


                                    SECTION 4

                    Conduct of Business Pending Closing Date

     Until the earlier of the Closing or the termination of the Agreement in accordance with its terms, the following provisions shall apply:

           4.01 Ordinary Course of Business. Seller shall carry on its business in a manner consistent with past practices and shall not, with respect to its business and operations at the Branch or in connection with the Assets or Liabilities, engage in any activities or transactions outside the ordinary course of business, except with the consent of Purchaser or in connection with the transactions contemplated hereby.

           4.02 Preservation of Business. Seller shall exercise all reasonable efforts to preserve its business operations as conducted in its Branch, to preserve for Purchaser the good will of its customers and others doing business with Seller whose deposits constitute portions of the Liabilities, and to exercise reasonable efforts to cooperate with and assist Purchaser in assuring the orderly transition of such business from Seller to Purchaser.

           4.03 Indebtedness and Collateral Obligations. Seller shall not incur any indebtedness secured by any of the Assets or otherwise encumber any of the Assets, and Seller shall not enter into or assume any material contract or obligation affecting the Assets and Liabilities without first obtaining Purchaser's written consent.

           4.04 Certain Actions. Seller shall not take any action or omit to take any action which would make any representation or warranty contained in
Section 2 hereof untrue in any material respect. Purchaser shall not take any action or omit to take any action which would make any representation or warranty contained in Section 3 hereof untrue in any material respect.

                                    SECTION 5

                                    Covenants

           5.01 No Offers or Negotiations. Neither Seller nor its respective subsidiaries and affiliates will, directly or indirectly, through any officer, director, stockholder, agent or other person, negotiate, solicit, initiate or encourage submission of proposals or offers from any other persons (including without limitation any of its or their officers, directors, employees or significant stockholders) relating to any acquisition or purchase of any portion of the Assets or Liabilities, or any equity interest in Seller or any business interest in Seller or any subsidiary which would impair or otherwise interfere with the consummation of the transactions contemplated hereby. Seller shall promptly cease and cause to be terminated any current negotiations conducted with any parties other than Purchaser with respect to the acquisition or purchase of any portion of the Assets or Liabilities, or any equity interest in Seller or any business interest in Seller or any subsidiary which would impair or otherwise interfere with the consummation of the transactions contemplated hereby, and shall request the immediate return of any and all information supplied to any such party in connection therewith. Any consent heretofore granted by Seller or its affiliates to permit persons to make any such proposal (other than consents given to Purchaser) shall immediately be withdrawn and no further consents, waivers or amendments shall be granted by Seller.

           5.02 Access to Books and Records. Seller shall furnish Purchaser with such additional financial and other data and information regarding the Assets and Liabilities as Purchaser reasonably may request from time to time, including without limitation any information required for inclusion in all governmental applications necessary to effect the transactions contemplated hereby. Upon reasonable notice, Seller shall permit officers and authorized representatives of Purchaser access to inspect the Branch during normal business hours or at such other time mutually agreed by both parties and permit Purchaser to make or cause to be made such reasonable investigation of information and materials relating to the financial condition of the Branch, including, if any, general and subsidiary ledgers, deposit records and any other information concerning the business, property and legal questions concerning the Branch as Purchaser reasonably deems necessary or advisable.

           5.03 Confidentiality. Purchaser will, and will cause its officers, directors, employees and agents to, hold in strictest confidence and not disclose to any other person or entity without the prior written consent of Seller, all information received by Purchaser from or with respect to Seller in connection with this Agreement and the transaction contemplated hereby, except such information as may otherwise be publicly available or except such in-formation as may be required to be disclosed by applicable law in connection with governmental applications or otherwise. Likewise, the Seller will, and will cause its officers, directors, employees and agents to, hold information concerning the Purchaser in strict confidence. These confidentiality obligations shall survive the termination of this Agreement. Notwithstanding the foregoing, Purchaser and Seller agree that they will jointly prepare and issue a press release announcing that Purchaser will be acquiring the Assets and assuming the Deposits pursuant to this Agreement, which press release shall be mutually agreeable to the Purchaser and Seller.

           5.04 Applications, Consents and Approvals.

         (a) Purchaser shall prepare and file all applications, as required by law, with the appropriate federal and state banking regulatory authorities for approval to purchase the Assets and to assume the Liabilities of and to establish a branch at the location of the Branch of Seller not later than twenty one (21) days following the execution of this Agreement and to effect in all other respects the transaction contemplated hereby.

         (b) Seller shall use its best efforts (i) to assist Purchaser in preparing and filing all applications as required by law, to the appropriate federal and state regulatory authorities; and (ii) to obtain any further consents or authorizations to consummate in all other respects the transactions contemplated hereby.

         (c) Purchaser and Seller shall comply with the normal and usual requirements imposed by regulatory authorities applicable to effectuate transactions such as the transaction contemplated hereby, shall use their respective good faith efforts to obtain any required permission of such regulatory authorities and to provide to each other any additional assistance that would expedite preparations for the sale of the Assets and the assumption of Liabilities to Purchaser. Purchaser shall make draft copies of its applications and filings available to Seller and its counsel on request (excluding confidential Purchaser information), shall process all applications in a diligent manner and on a priority basis, and shall provide Seller with copies of all materials filed with regulatory authorities or other third parties in connection with the transactions contemplated hereby (excluding confidential Purchaser information). Purchaser and Seller shall promptly notify each other of the scheduling of any meeting with federal or state regulatory authorities concerning the subject matter hereof and shall use their best efforts to permit representatives of the other or their respective counsel to attend any such meetings.

         (d) Seller will use its best efforts to obtain promptly and diligently all consents and approvals of third parties to the transactions contemplated hereby, including, but not limited to the consent of the landlord under the Lease to the assignment of the Lease to Purchaser.

           5.05 Reports to Purchaser. Until the earliest to occur of the Closing Date or the termination of this Agreement, Seller shall provide to Purchaser a monthly Branch deposit summary involving the Deposits and such other reports and information as Purchaser reasonably may request from time to time concerning the Assets and Liabilities and the business and operations of Seller at its Branch, provided that Seller shall not be required to take any action which would be unduly disruptive of its business and activities. Notwithstanding the foregoing, Seller shall promptly notify Purchaser of any material adverse change in the condition of the Assets or Liabilities.

           5.06 Operational and Data Processing Conversion Matters. Seller shall cooperate with Purchaser's reasonable requests in order to accommodate any and all requirements for Purchaser to convert the operations of the Branch from a branch of Seller to a branch of Purchaser, including without limitation any requirements for the conversion of data processing to Purchaser's systems. Seller covenants that it will assist Purchaser with Purchaser's reasonable requests following the Closing in the event that Purchaser is unable to complete its requirements prior thereto. Except as otherwise provided herein, all costs and expenses of the data processing and other similar conversions to Purchaser's systems shall be borne by Purchaser.

           5.07 Further Assurances. Seller agrees to provide such bills of sale, acknowledgments and other instruments of conveyance and transfer as in the reasonable judgment of Purchaser shall be necessary and appropriate to vest in Purchaser the legal and equitable title to the Assets, free and clear of all liens and encumbrances. Purchaser shall be responsible for the cost of all title examinations, titling fees and surveys relating to the Real Estate Interests.

           5.08 Allocation of Purchase Price. The purchase price of the Assets and Liabilities hereunder shall be allocated on an allocation schedule to be agreed to by Purchaser and Seller prior to the Closing. Within 60 days of the Closing, Seller shall prepare an IRS Form 8594 reflecting the allocation of the purchase price as agreed to by Seller and Purchaser and shall submit such Form 8594 to Purchaser for review. Purchaser shall inform Seller in writing of any disagreements with the amounts allocated on Form 8594 within 15 days after receipt. The amounts shown on Form 8594 shall become final should Purchaser fail to inform Seller within 15 days. Purchaser and Seller agree that they will not take, nor will they permit any affiliated person to take, for income tax report-ing purposes a position inconsistent with such allocation.

           5.09 Insurance. After the close of business on the Closing Date, Seller will discontinue its insurance coverage maintained in connection with the Branch and the activities conducted therein. Purchaser shall be responsible for all insurance protection for the Branch premises and the activities conducted therein immediately following the close of business on the Closing Date. Pending the Closing, risk of loss shall be the responsibility of Seller.

                                    SECTION 6
                     Conditions to Obligations of Purchaser

The obligations of Purchaser to complete the transaction provided for in this Agreement are subject to and conditioned upon the fulfillment, on or before the Closing Date, of each of the following conditions, unless waived by Purchaser to the extent permitted by law:

           6.01 Representations and Warranties True. The representations and warranties of the Seller shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

           6.02 Obligations Performed by Seller. Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

           6.03 No Adverse Litigation. As of the Closing Date, no action, suit or proceeding shall be pending or threatened against Seller or Purchaser, or the Assets and Liabilities, which reasonably could be expected to (a) materially and adversely affect the business and operations of Seller at its Branch or the Assets and Liabilities, or (b) materially and adversely affect the transactions contemplated by this Agreement.

           6.04 Compliance Certificate. Seller shall have delivered to Purchaser a certificate of an authorized officer, dated the Closing Date, certifying to the fulfillment of each of the foregoing conditions.

           6.05 Certain Regulatory Approvals. Purchaser and Seller shall have received from the appropriate federal and state regulatory authorities all approvals necessary for the consummation of the transactions contemplated hereby and for Purchaser to operate a branch office at the location of Seller's Branch, such approvals shall be in full force and effect and all waiting periods imposed by law or regulation shall have expired, unless such approval imposes any condition or requirement which in the judgment of Purchaser would adversely impact the economic or business benefits of the transactions contemplated by the Agreement or otherwise would in the judgment of the Purchaser be so burdensome as to render inadvisable the consummation of the transactions contemplated by the Agreement.

           6.06 Capital. On a pro forma basis giving effect to the consummation of the purchase and assumption transactions provided for in this Agreement, the
Purchaser will be "well-capitalized" as defined for bank regulatory purposes and in compliance with all capital requirements, standards and ratios required by each state or federal bank or holding company regulator with jurisdiction over the Purchaser, its holding company and affiliates.

           6.07 Deposits.

         (a) The total Deposits to be assumed by Purchaser shall be $56,000,000, plus or minus 2%;

         (b) Certificates of deposit shall constitute no more than 60% of the Deposits;

         (c) At Closing, Seller shall fully disclose and identify, through transfer of appropriate records or otherwise, all Deposit accounts on which holds have been placed which contain uncollected balances, and stop payment orders, and the amounts thereof.

           6.08 Lease Agreement. The consent of the landlord under the Lease to the assignment by Seller of the Lease to Purchaser shall have been obtained without the imposition of conditions Purchaser deems unduly burdensome or unreasonable. Such consent shall be in form and substance satisfactory to Purchaser in the exercise of its sole discretion, and shall include landlord's representation and warranty to Purchaser that the Lease is a valid and binding obligation of landlord.

                                    SECTION 7

                       Conditions to Obligations of Seller

         The obligations of Seller to complete the transaction provided for in this Agreement are subject to and conditioned upon the fulfillment, on or before the Closing Date, of each of the following conditions, unless waived by Seller to the extent permitted by law:

           7.01 Representations and Warranties True. The representations and warranties of the Purchaser shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

           7.02 Obligations Performed by Purchaser. Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

           7.03 No Adverse Litigation. As of the Closing Date, no action, suit or proceeding shall be pending or threatened against Seller or Purchaser, or the Assets and Liabilities, which reasonably could be expected to (a) materially and adversely affect the business and operations of Seller at its Branch or the Assets and Liabilities, or (b) materially and adversely affect the transaction contemplated by this Agreement.

           7.04 Compliance Certificate. Purchaser shall have delivered to Seller a certificate of an authorized officer, dated the Closing Date, certifying to the fulfillment of each of the foregoing conditions.

            7.05 Regulatory and Other Approvals. Purchaser and Seller shall have received all governmental approvals (which shall be unconditional except for such standard conditions as are customarily imposed on such transactions) necessary for the consummation of the transactions contemplated hereby, and all waiting periods imposed by law or regulation shall have expired.

            7.06 Lease Agreement The consent of the landlord under the Lease to the assignment by Seller of the Lease to Purchaser shall have been obtained in form and substance satisfactory to Purchaser in the exercise of its sole discretion.

                                    SECTION 8

                                   Termination

            8.01 Methods of Termination. This Agreement may be terminated in any of the following ways:

         (a) at any time on or before the Closing Date by the mutual consent in writing of Seller and Purchaser;

         (b) on the Closing Date by Purchaser if the conditions set forth in
Section 6 of this Agreement shall not have been met by Seller or waived in writing by Purchaser, provided, however, that Purchaser will not have the right to terminate this Agreement under this Section 8.01(b) if the failure of Seller to satisfy a condition set forth in Section 6 results primarily as a result of the Purchaser's breach of any representation, warranty or covenant of Purchaser set forth in this Agreement;

         (c) on the Closing Date by Seller if the conditions set forth in
Section 7 of this Agreement shall not have been met by Purchaser or waived in writing by Seller, provided, however, that Seller will not have the right to terminate this Agreement under this Section 8.01(c) if the failure of Purchaser to satisfy a condition set forth in Section 7 results primarily as a result of the Seller's breach of any representation, warranty or covenant of Seller set forth in this Agreement;

         (d) at any time on or before the Closing Date by Purchaser if Seller shall have been in breach of any representation or warranty in any material respect (as if such representation or warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of thirty days after the giving of notice to the breaching party or the Closing Date;

         (e) at any time on or before the Closing Date by Seller if Purchaser shall have been in breach of any representation or warranty in any material respect (as if such representation or warranty had been made on and as of the date hereof and on the date of the notice of breach referred to below), or in breach of any covenant, undertaking or obligation contained herein, and such breach has not been cured by the earlier of thirty days after the giving of notice to the breaching party or the Closing Date;

         (f) by Seller or Purchaser in writing at any time after any of the regulatory authorities has denied, by final, non-appealable order, any application by Purchaser for approval of the transactions contemplated hereby;

         (g) by Purchaser in writing at any time after 60 days from the date hereof, if by that date the landlord on the Lease shall not have consented in writing to the assignment to, and assumption by, Purchaser of the Lease under the current terms and conditions applicable to Seller;

         (h) by Purchaser or Seller in writing if the transactions contemplated hereby are not consummated on or before September 1, 2000, provided that if consummation of the transaction is postponed beyond this date solely due to failure to receive regulatory approvals, Purchaser or Seller may extend this date to November 1, 2000 by notice to the other;

            8.02 Procedure Upon Termination. In the event of termination pursuant to Section 8.01 hereof, written notice shall forthwith be given to the other parties, and this Agreement shall terminate upon receipt of such notice immediately unless an extension is consented to by the party having the right to terminate. If this Agreement is terminated as provided herein, each party will return all documents, work papers and other materials of the other parties relating to this transaction, whether obtained before or after the execution of this Agreement, to the parties furnishing the same, and all information received by any party hereto with respect to the business of another party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for any business purpose by such party or disclosed by such party to third persons. Nothing herein shall be deemed to limit or prejudice in any way any remedy which any party may have against another party for a breach of this Agreement.

                                    SECTION 9

                            Miscellaneous Provisions

            9.01 Entire Agreement. This Agreement, the documents and instruments to be executed hereunder and the exhibits and schedules hereto constitute the entire Agreement among the parties hereto, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. No supplement, amendment, alteration or modification of this Agreement shall be binding unless executed in writing by the parties hereto. Because of the confidential nature of the information contained in certain schedules and exhibits hereto, it is agreed and understood that the schedules and exhibits shall not be filed as a part of any public filings, except as specifically required by law, rule or regulation, and that Purchaser and Seller shall (subject to the valid orders of any court or governmental body and except as may be required in order to obtain legal or equitable relief for a breach hereof) maintain the information contained in such exhibits and schedules as confidential.

            9.02 Employees.

         (a) Purchaser may, but shall be under no obligation to, extend offers of employment as of the Closing Date to Seller's employees at the Branch. Seller hereby agrees to transfer to Purchaser, promptly upon receiving a written consent from such employees, a copy of each such employee's most recent performance review and to permit Purchaser to review and make notes from each such employee's entire personnel and employment file.

         (b) Such employees of Seller who accept offers of employment by Purchaser ("Retained Employees") shall be employed upon terms and conditions of employment determined solely by Purchaser's policies, procedures and programs; provided, however, that for purposes of Purchaser's various employee benefit plans following the Closing Date, time of service with the Seller will be credited to Retained Employees for purposes of determining and calculating their eligibility for and vesting to the greatest extent permitted under Purchaser's plans and all preexisting conditions of Retained Employees will be waived by Purchaser to the greatest extent permitted under Purchaser's plans. Each Retained Employee shall be permitted, to the extent permitted by law and the provisions of Purchaser's plan, to participate in Purchaser's 401(k) plan and to transfer to Purchaser's plan, amounts due to them under Seller's plan.

         (c) Seller agrees that it shall render Purchaser every assistance in soliciting certain of its Branch employees to accept employment with Purchaser, including but not limited to permitting Purchaser to immediately contact and solicit such employees. Purchaser acknowledges that Seller has made no assurances to Purchaser with respect to such employees' accepting positions with Purchaser and incurs no liability to Purchaser in rendering the assistance referred to herein.

         (d) Purchaser shall have no liability to any of Seller's current employees for any accrued wages, sick leave, vacation time, pension obligations or any other employee benefits. Purchaser will have no liability and will not assume obligations under any "employee benefit plan" (as such term is defined in the Employee Retirement Security Act of 1974, as amended) of Seller or any other obligations (including, without limitation, severance obligations) of Seller to the employees of the Branch. Seller will be responsible for fulfilling, and resolving any disputes concerning, its liabilities or obligations (including, without limitation, severance obligations) to the employees at the Branch under any such employee benefit plan or otherwise. All wages and salaries, workers' compensation payments, vacation pay and social security and unemployment taxes of Branch employees shall be paid by Seller for the period to and including the Closing Date. The obligation of Seller pursuant to this Section shall survive the Closing.

            9.03 Consents. Whenever the consent of a party is required under this Agreement, such consent shall not be unreasonably withheld.

            9.04 Waiver. No waiver of any provision shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            9.05 Captions and Headings. The captions and headings contained herein are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of this Agreement.

            9.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and, to the extent applicable, federal law.

            9.07 Notices. Any notice or communication required by this Agreement shall be given in writing by certified mail, return receipt requested, postage prepaid, or by hand delivery, as follows:

         If to Seller to:                       With a copy to:

         James M. Miller, President             T. Richard Litton, Jr., Esq.
         Northern Virginia Division             Kaufman & Canoles
         Resource Bank                          1 Commercial Place, Suite 2000
         500 Grove St., Suite 300               Norfolk, VA  223510
         Herndon, VA  20170

         If to Purchaser, to:                    With a copy to:

         Joseph S. Bracewell, President          Waverly Vest, Esquire
         Century National Bank                   Bracewell & Patterson, L.L.P.
         1275 Pennsylvania Avenue, NW            711 Louisiana, Suite 2900
         Washington, DC 20004                    Houston, TX  77002-2781

Such notice shall be deemed to have been given on the date of such mailing or hand delivery, provided that notices of changes of address shall be effective only upon actual receipt.

            9.08 Assignment. This Agreement and all of the provisions thereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights or obligations hereunder shall be assigned prior to the Closing Date by any party hereto without the prior written consent of the other parties.

            9.09 Expenses. Except as otherwise specifically provided herein, each party hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereunder. Notwithstanding the foregoing, if either party files any regulatory application in connection with this transaction for which an application fee is required, such party shall be solely liable for payment of such fee, except as the other party may expressly agree in writing.

            9.10 Terminology. For purposes of this Agreement, "knowledge" of a particular fact or other matter means information actually known to a party's officers, directors, employees or agents or such information that a prudent person could be expected to discover after due inquiry appropriate under the circumstance.

            9.11 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


                                        RESOURCE BANK



                                        By:  /s/ James M. Miller
                                             -------------------
                                             James M. Miller, President
                                             Northern Virginia Division



                                        CENTURY NATIONAL BANK



                                        By:   /s/ Joseph S. Bracewell
                                              -----------------------
                                              Joseph S. Bracewell, President

Exhibit 2.2

              AMENDMENT NO. 1 TO PURCHASE AND ASSUMPTION AGREEMENT
                                 BY AND BETWEEN
                     RESOURCE BANK AND CENTURY NATIONAL BANK


         This AMENDMENT NO. 1 (the "Amendment") to the Purchase and Assumption Agreement dated as of May 22, 2000 (the "Agreement"), by and between RESOURCE BANK ("Seller") and CENTURY NATIONAL BANK ("Purchaser) is dated as of August 25, 2000.

         The Agreement provides for the acquisition of certain assets and assumption of certain liabilities of the Seller by the Purchaser. Section 9.01 of the Agreement provides that the Agreement may be amended by the parties thereto by a written instrument signed by Purchaser and Seller. The parties wish to amend the Agreement to revise certain terms set forth in the Agreement. All capitalized terms used in this Amendment without definition are used as defined in the Agreement. Accordingly, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

A.       IRA Accounts

         1. As the notice period ("notice period") for a change in custodian required to be given to IRA account holders pursuant to Seller's Individual Retirement Custodial Account agreements will not expire until after the planned August 25, 2000 Closing under the Agreement, the parties agree that, notwithstanding anything to the contrary in the Agreement:

                  (a) the Deposits relating to the IRAs at the Branch will be transferred to and assumed by Purchaser at Closing in accordance with the terms of the Agreement;

                  (b) the full amount of the Premium in respect of the Deposits relating to such IRAs shall be paid by Purchaser on the Closing Date in accordance with the provisions of the Agreement, subject to adjustment in accordance with the provisions of Section 1.06(b);

                  (c) except to the extent that any IRA account holder agrees in writing to the earlier appointment of Purchaser as successor custodian for such account holder's IRA, Seller shall remain custodian of the IRAs at the Branch until the expiration of the notice period, at which time Purchaser shall become the successor custodian for such IRAs in accordance with the Agreement and the terms of the Individual Retirement Custodial Account agreement and Seller's tax reporting obligations pursuant to the Agreement shall continue until transfer of the custodianship is effective;

                  (d) if, during the notice period, any IRA account holder appoints a successor custodian for such account holder's account other than Purchaser, Purchaser shall, not later than the next business day following notice by Seller to Purchaser, transfer the full amount of the deposit balance in such account (including all interest or other income earned on account funds between the Closing Date and date of retransfer, and subject to adjustment for any permitted increases or reductions in the account balance) to Seller, or to the extent agreed upon by Seller and Purchaser, to the successor custodian appointed by the account holder, and Seller shall pay to Purchaser the amount of

Premium paid by Purchaser as of the Closing Date for the Deposits relating to such account(as such Premium may have been adjusted in accordance with Section 1.06(b)), together with interest on such amount from the Closing Date to the date of payment, computed in accordance with Section 1.06(b). Seller shall pay such amounts relating to all such accounts to Purchaser in a single payment, delivered not later than five (5)days following the expiration of the notice period.
         2. Seller agrees to and does hereby indemnify, defend and hold Purchaser harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) arising out of any actions, suits or other proceedings involving the transfer of the IRAs, custodianship arrangements or related deposit accounts in accordance with the terms of this Amendment. The obligations of Seller pursuant hereto shall survive the Closing.


B.       Lease Assignment

         1. The Seller will assign its interest under the Lease to Purchaser at the Closing pursuant to the Agreement. With respect to such Lease assignment, the parties agree that, notwithstanding anything to the contrary in the Lease assignment or Agreement:

                  (a) the "Administrative Fee" of $5,000 provided for in Section 8 of the Assignment, Assumption and First Amendment to the Lease dated as of August 25, 2000 among Purchaser, Seller and Landlord (as defined therein) (the "Assignment") will be paid by Purchaser, provided that Seller shall reimburse Purchaser for 50% of such fee, with such reimbursement to be properly reflected on the settlement statement referred to in Section 1.06(c) of the Agreement;

                  (b) the completion of the items on the "Punch List" referred to in Section 10 of the Assignment shall be the sole responsibility and obligation of the Seller and Seller shall complete such items in a timely manner consistent with the terms of the Assignment, provided that the Purchaser agrees to reimburse the Seller in an amount equal to 50% of the cost to complete such items on the Punch List, up to a maximum of $2,500, with such reimbursement to be properly reflected on the settlement statement referred to in Section 1.06(c) of the Agreement.

C.       ATM Cards

         1. The parties agree that Section 1.10 of the Agreement is hereby amended to add a new subsection at the end of such section to read as follows:

                  "(m) Seller agrees to allow holders of assumed Deposits to continue to utilize their ATM cards issued by Seller to access such Deposits through the close of business on September 8, 2000. Purchaser and Seller shall settle such transactions on a daily basis in accordance with the procedures provided in Section 1.10(j) hereof. At Purchaser's direction to Seller, Seller shall immediately cancel or disable the ATM cards of the individual customers identified by Purchaser in order to prohibit access to the customer's account(s) by use of such cards."

         2. Purchaser agrees to and does hereby indemnify, defend and hold Seller harmless from any loss, demand, obligation, cost, expense or liability (including reasonable attorney's fees and expenses) arising out of any actions, suits or other proceedings involving the use of ATM cards as provided in the above paragraph. The obligations of Purchaser pursuant hereto shall survive the Closing.

D.       Miscellaneous

         1. The parties agree that Section 1.01(c) of the Agreement is hereby amended to delete the phrase "subject to adjustment as provided in Section 1.09(d)" at the end of such section and that Section 2.13(b) of the Agreement is hereby amended to delete the phrase "Loans or" in the first and third lines of such Section 2.13(b).

         2. As amended hereby, the Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.

         3. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



CENTURY NATIONAL BANK


By:      /s/ Joseph S. Bracewell
             -------------------
             Joseph S. Bracewell, President

RESOURCE BANK


By:      /s/ James M. Miller
             ---------------
             James M. Miller, President
             Northern Virginia Division







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